STOCK PURCHASE AGREEMENT

CUSTODIAN VENTURES LLC,
As the Seller of Shares of Common Stock
of
MELT, INC.

and

ZHICHENG RAO,
As the Rao of the Shares

12 February, **2019**

STOCK PURCHASE AGREEMENT

I
PARTIES

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into effective as of the 12th day of February, 2019 (the "Effective Date"), by and between CUSTODIAN VENTURES LLC, a Wyoming limited liability company ("Ventures"), as the selling shareholder of MELT, INC., a Nevada corporation ("MLTC"); **and,** ZHICHENG RAO, an individual residing in the People's Republic of China ("Rao"). Rao and Ventures are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".

II
RECITALS

A. Ventures currently owns seventy million (78,000,000) shares of common stock of MLTC.

B. Prior to Closing, Ventures will be issued an additional two billion one hundred seven million seven hundred ten thousand (2,107,710,000) shares of common stock of MLTC (the "Additional Shares"), resulting in Ventures owning a total of two billion one hundred eighty five million seven hundred ten thousand (2,185,710,000) shares of common stock of MLTC (the "Purchased Shares") at the Closing.

C. At Closing the Purchased Shares will represent ninety-nine percent (99%) of the then validly issued and outstanding shares of the common stock of MLTC (the "Common Stock").

D. Ventures desires to sell the Purchased Shares to Rao, and Rao desire to purchase the Purchased Shares from Ventures pursuant to the terms, covenants, and conditions contained herein.

E. As further outlined below, unless specifically provided to the contrary, the purchase of the Purchased Shares by Rao from Ventures shall entitle MLTC to retain ownership of all assets currently held by MLTC (the "Assets").

F. **NOW, THEREFORE,** in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III
SALE AND TRANSFER OF THE PURCHASED SHARES

3.1 **Purchase and Sale**. On the closing date specified in Section 10.1 herein (the "Closing"), Ventures shall sell, transfer, convey, and deliver to Rao, and Rao shall purchase from Ventures, the Purchased Shares, pursuant to this Agreement.

3.2 **Purchase Price**.

3.2.1. **Amount**. At the Closing, Rao shall acquire the Purchased Shares for an aggregate Purchase Price of Three Hundred Twenty Five Thousand Dollars ($325,000.00).

3.2.2. **Payment**. The Purchase Price shall be payable, in full, at Closing via wire transfer in accordance with the instructions provided by Ventures and reflected on Exhibit 3.2.2., attached hereto and incorporated herein by reference.

3.3 **Additional Consideration**. As additional consideration for all transactions envisioned hereunder, at the Closing Ventures shall waive collection on the promissory note issued by MLTC in its favor, which is currently

in the total principal amount of Thirty One Thousand Three Hundred Ninety Three Dollars ($31,393), which note is referred to herein as the "Cancelled Note". The Cancelled Note shall be cancelled and of no further force and effect as of the Closing.

3.4 **Share Ownership**. At the Closing, Ventures shall deliver to MLTC's transfer agent (the "Transfer Agent") instructions to transfer the Purchased Shares to Rao in book entry format in the name of Rao. All Purchased Shares shall be issued in book entry format to Rao in accordance with the identifying information provided by Rao and reflected on Exhibit 3.3, attached hereto and incorporated herein by reference.

IV
ASSETS AND LIABILITIES

4.1 **Excluded Assets**. Except as expressly provided to the contrary on Schedule 4.1 (the "Excluded Assets"), attached hereto and incorporated herein by reference, upon purchase of the Purchased Shares by Rao, Ventures shall retain no right to any of the Assets.

4.2 **Assumed Liabilities**. Except as previously disclosed by Ventures and expressly provided to the contrary on Schedule 4.2 (the "Assumed Liabilities"), attached hereto and incorporated herein by reference, Rao shall not, and expressly do not, assume any liabilities, obligations or commitments (including but not limited to trades payable, bank or other debt, accrued payroll, vacation and other liabilities, and capitalized leases) of MLTC, known or unknown, contingent or otherwise, of whatsoever kind or nature. Further, as of the Closing the Cancelled Note shall be of no further force and effect and shall no longer be an obligation of MLTC.

V
REPRESENTATIONS AND WARRANTIES BY SELLER

Ventures hereby represents and warrants to Rao that the representations and warranties contained in this Article V will be true, correct, and complete as of the Closing Date, except as otherwise expressly provided for to contrary herein:

5.1 **Execution and Performance of Agreement**. Ventures has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by Ventures in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and Ventures has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by Ventures of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Ventures and constitutes the valid, binding, and enforceable obligation of Ventures, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.2 **Effect of Agreement**. As of the Closing, the consummation by Ventures of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, "Requirement of Law") applicable to or binding upon Ventures, MLTC, the Purchased Shares, or any of the Assets;

(b) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Ventures or MLTC or to which Ventures or MLTC is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the Assets under any agreement, commitment, contract (written or oral) or other instrument to which Ventures or MLTC is a party, or by which any of its assets (or any part thereof) is bound or affected.

5.3 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Transaction Documents and the performance of any obligations contemplated thereby.

5.4 Authorized and Outstanding Stock. On or before the Closing Venture shall ensure, at its own cost and expense, that the authorized and outstanding capital stock of MLTC consists of (i) ten billion shares of common stock with $0.00001 par value, of which 2,207,000,000 shares are validly issued and outstanding; and, (ii) 1,000,000 shares of preferred stock with $0.001 par value, of which -0- shares are issued and outstanding. The Additional Shares shall have been issued to Ventures at or prior to the Closing. To the best knowledge of Ventures, there are no (i) outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities, notes or rights convertible into or exchangeable for any shares of capital stock of MLTC, or arrangements by which MLTC is or may become bound to issue additional shares of capital stock; (ii) agreements or arrangements under which MLTC is obligated to register the sale of any of its securities under the Securities Act of 1933 (the "Act"); or, (iii) anti-dilution or price adjustment provisions contained in any security issued by MLTC.

5.5 Title to the Purchased Shares. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements to which Ventures is a party or by which Ventures is bound relating to the Purchased Shares. The Purchased Shares are owned beneficially and of record by Ventures. Ventures has full right and title to the Purchased Shares, free and clear of any lien or encumbrance whatsoever, and full and unrestricted right and power to sell and deliver the Purchased Shares pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person.

5.6 Title to the Assets. To the best knowledge of Ventures, MLTC has good and marketable title to all of the Assets, free and clear of all liens, mortgages, conditional sale and other title retention agreements, pledges, assessments, tax liens, and other encumbrances of any nature, except as expressly disclosed on Schedule 5.6, attached hereto and incorporated herein by reference.

5.7 Financial Statements. To the best of Ventures' knowledge, the financial statements of MLTC dated 30 September 2018 and included in the Form 10-Q filed by MLTC with the SEC on 30 October 2018 (the "Financial Statements") have been prepared on a consistent basis and present fairly the financial position of MLTC as of the date thereof. Except to the extent reflected and reserved against in the Financial Statements, to the best knowledge of Ventures, MLTC did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those obligations that are not required by generally accepted accounting principles to be included in the Financial Statements.

5.8 Changes in Financial Condition. Since the date of the Financial Statements, to the best knowledge of Ventures, there has not been:

(a) Any material change in the condition (financial or otherwise) or business of MLTC, except changes in the ordinary course of business, none of which has been materially adverse, except as otherwise to satisfy Sections 5.4 and 7.1.6. herein;

(b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, Assets, business or prospects of MLTC;

(c) Any change in the accounting methods or business followed by MLTC, or any change in the depreciation or amortization policies or rates adopted by MLTC (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

(d) Any sale, lease, abandonment or other disposition by MLTC, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to the Business.

5.9 **OTC and SEC Filings**. To the best knowledge of Ventures, MLTC has filed all reports, schedules, forms, statements and other documents required to be filed by it with the OTC Markets and the SEC, respectively (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "Public Filings"). None of the Public Filings, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of Ventures, (i) none of the statements made in any such Public Filings is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof); and, (ii) there are no facts or circumstances which would otherwise prohibit MLTC from being current in its filings with the SEC and OTC Markets.

5.10 **Litigation**. Except as previously disclosed by Ventures and set forth in Schedule 5.10, attached hereto and incorporated herein by reference, to the best knowledge of Ventures, there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or to the best knowledge of Ventures, threatened against Ventures, MLTC, or any of the Assets (or in which Ventures or MLTC is plaintiff or otherwise a party thereto), and, to the best knowledge of Ventures, there are no facts existing which might result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding. Neither Ventures nor MLTC have waived any statute of limitations or other affirmative defense with respect to any of its liabilities. There is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which Ventures or MLTC is a party or to which it or any of the Assets is subject. Neither Ventures nor MLTC have been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or regulatory body from engaging in or continuing any conduct or business.

5.11 **Employee Benefit Plans**. To the best knowledge of Ventures and except as set forth in Schedule 5.10, attached hereto and incorporated herein by reference, MLTC is not a party to any written or oral (i) contract with any labor union, (ii) bonus, pension, profit-sharing, retirement, deferred compensation, savings, stock purchase, stock option, hospitalization, insurance or other plan providing employees benefits, (iii) employment, agency, consulting or similar contract which cannot be terminated by it in one hundred twenty (120) days or less, without cost, or (iv) any other plan, agreement or arrangement governed by the Employee Retirement Income Security Act of 1974, as amended.

5.12 **Material Agreements**. Except as set forth in Schedule 5.12, attached hereto and incorporated herein by reference and to the best knowledge of Ventures, MLTC is not a party to, and is not bound by or subject to, any of the following:

(a) license, agreement, assignment, or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefore), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of the Ventures' business in conjunction with sales agreements;

(b) agreement or other arrangement for the sales of goods or services by MLTC to any government or governmental authority (other than pursuant to open purchase orders issued by such entities);

(c) agreement with any vendor, distributor, dealer, sales agent or representative;

(d) agreement with any supplier or customer with respect to discounts (other than those reflected on the Ventures' current price lists) or allowances or extended payment terms;

(e) joint venture or partnership agreement with any other person;

(f) agreement which restricts MLTC from doing business anywhere in the world; or

(g) long-term services agreement.

5.13 **Employment Agreements**. Except as set forth on Schedule 5.13, attached hereto and incorporated herein by reference, and to the best knowledge of Ventures, MLTC is not a party to any employment agreement, independent contractor agreement, or similar arrangement or agreement, whether it be reduced to written form or an oral promise.

5.14 **Other Arrangements**. To the best knowledge of Ventures, MLTC is not a party to any contract, commitment or agreement, nor are any of the Assets subject to, or bound or affected by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which is not applicable to MLTC generally, which would, individually or in the aggregate, materially adversely MLTC, the Purchased Shares or any of the Assets. Ventures is also not a party or subject to any agreement, contract or other obligation which would require the making of any payment, other than payments contemplated by this Agreement, to any other person as a result of the consummation of the transactions contemplated herein.

5.15 **Accredited Investor**. Ventures is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "Accredited Investor").

5.16 **Bad Actor**. No officer or director of MLTC would be disqualified under Rule 506(d) of the Act as amended on the basis of being a "bad actor" as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the Securities and Exchange Commission. To the best knowledge of Ventures, as of the Closing no shareholder of MLTC would be characterized as a "bad actor", under the same definition as above.

5.17 **Environmental Matters**. To the best knowledge of Ventures, with regard to matters of environmental compliance:

(a) MLTC has conducted and is conducting its business, and has used and is using its properties, whether currently owned, operated or leased or owned, operated or leased by Ventures at any time in the past; and at the time of acquisition of any security interest, all properties in which Ventures has a security interest had always been used, in compliance with all applicable federal, and state and local environmental laws and regulations, except where the failure to comply with such laws and regulations, in the aggregate, has not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of MLTC.

(b) Neither MLTC nor any property currently owned, operated or leased or which has been owned, operated or leased by MLTC, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of

such property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about such property, except where such investigations, actions, proceedings, notifications or infractions, in the aggregate, have not had and could not have a material adverse effect on the condition (financial or otherwise), business or properties of MLTC.

(c) Except as set forth in Schedule 5.17(c), attached hereto and incorporated herein by reference, there are no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, presently located on or under any property which is currently or has been owned, operated or leased by MLTC; there were no underground storage tanks or toxic or hazardous wastes, substances, or materials, or pollutants or contaminants, including asbestos, located on or under any property in which MLTC has or had an interest. As used herein, the terms toxic or hazardous wastes, substances or materials, pollutants and contaminants mean any material which is or becomes during the term of this Agreement regulated or controlled as a hazardous or toxic waste or environmental pollutant under any federal, state or local law, ordinance, order, decree or regulation currently in effect and applicable to Ventures or any property owned, operated or leased by Ventures.

5.18 **Material Defaults**. To the best knowledge of Ventures, MLTC is not in material default, or alleged to be in default, under any material agreement, contract, lease, mortgage, commitment, instrument or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which MLTC is a party is in default thereunder, which default would materially and adversely affect the properties, Assets, business or prospects of MLTC.

5.19 **Tax Returns and Disputes**. To the best of Ventures' knowledge, MLTC has filed all tax returns (federal, state and local) required to be filed by it, has paid all taxes shown to be due and payable on the returns or any assessments or penalties received by it and all other taxes (federal, state and local) due and payable by it. There are no audits pending and there are no present disputes as to taxes of any nature payable by Corporation.

5.20 **Disclosure**. No representation or warranty made by Ventures in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with this Agreement knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Ventures has disclosed to Rao all material information known to it related to MLTC, and their respective condition, operations, and prospects.

5.21 **Knowledge**. Use of the term "knowledge" herein shall_mean that Ventures will be deemed to have actual knowledge of a particular fact or other matter if:

(a) Ventures is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

VI
REPRESENTATIONS AND WARRANTIES BY RAO

Rao, for his own account, hereby represents and warrants to Ventures that the representations and warranties contained in this Article VI are true, correct, and complete as of the Closing Date, except as otherwise expressly provided for to contrary herein:

6.1 **Execution and Performance of Agreement**. Rao has the requisite right, power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by Rao in connection with this Agreement, as well as all transactions contemplated hereunder. This Agreement has been

duly and validly executed and delivered by each and constitutes the valid, binding, and enforceable obligation of Rao, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

6.2 Effect of Agreement. As of the Closing, the consummation by Rao of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which Rao is a party, will not:

(a) Violate any Requirement of Law applicable to or binding upon Rao; or

(b) Violate the terms of any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Rao or to which is subject.

6.3 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Transaction Documents and the performance of any obligations contemplated thereby.

6.4 Investigation. On or prior to the Closing, Rao will have had the opportunity to investigate the Public Filings and the Financial Statements. As of the Closing, Rao will be purchasing the Purchased Shares based upon his own independent investigation and evaluation of the MLTC and its prospects, and the covenants, representations and warranties of Ventures set forth herein. Rao is expressly not relying on any oral representations made by Ventures with regard to the Purchased Shares or MLTC.

6.5 Investment Purpose. Rao is acquiring the Purchased Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; provided, however, by making the representations herein, Rao does not agree, or make any representation or warranty, to hold any of the Purchased Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Act. Rao is acquiring the Purchased Shares hereunder in the ordinary course of its business. Rao does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Purchased Shares in violation of applicable securities laws.

6.6 Accredited Investor Status and Related Acknowledgments. Rao is an Accredited Investor. Rao further acknowledges (i) that the purchase of the Purchased Shares involves a high degree of risk in that MLTC has limited business operations and may require substantial funds; (ii) that an investment in MLTC is highly speculative and only investors who can afford the loss of their entire investment should consider investing in MLTC and acquiring the Purchased Shares; and, (iii) that Rao has such knowledge and experience in finance, securities, investments (including investment in non-listed and non-registered securities), and other business matters so as to be able to protect his interests in connection with all transaction envisioned hereunder.

6.7 Reliance on Exemptions. Each of the Rao understand that the Purchased Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that (i) the sale of the Purchased Shares to Rao is not registered with the SEC or with the securities administrator of any state; (ii) the Purchased Shares are being sold pursuant to an exemption from such registration requirements; (iii) the Shares are "restricted securities" that will bear a restrictive legend prohibiting their further transfer without registration or any exemption therefrom; and, (iv) MLTC is relying upon the truth and accuracy of, and each of the Rao's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Rao set forth herein in order to determine the availability of such exemptions and the eligibility of Rao to acquire the Purchased Shares.

6.8 Legends. Rao understands that the Purchased Shares have been issued pursuant to an exemption from registration or qualification under the Act and applicable state securities laws, and the Purchased Shares shall bear a legend as required by the "blue sky" laws of any state and a restrictive legend in compliance with applicable federal law.

VII
CONDITIONS PRECEDENT

7.1 Conditions to Obligations of Rao. Unless otherwise waived, in whole or in part, in writing by Rao, the obligations of Rao to effect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at Closing of each of the following conditions:

7.1.1. Representations and Warranties of Ventures to be True. The representations and warranties of Ventures contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct (to the best knowledge of Ventures where specifically stated) in all material respects on the Closing with the same force and effect as though made at such time. Ventures shall have performed all obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by him prior to the Closing.

7.1.2. No Proceedings. No suit, action or other proceeding of material consequence are pending or threatened before any court or other governmental agency which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith.

7.1.3. No Liabilities. MLTC shall have no liabilities or financial obligations at Closing. Ventures shall, to the best of its ability, ensure that all known liabilities have been paid by Ventures.

7.1.4. Consents. Ventures shall have obtained and delivered to Rao all written consents of the other party to all contracts which by their terms or otherwise require the consent of such party to the transfer thereof by Ventures.

7.1.5. Board Appointments and Resignations. Ventures shall ensure that the individuals designated by Rao are elected as directors of MLTC, and that all other directors and all officers shall resign as of the Closing. Written proof, notarized, shall be delivered by Ventures to Rao at Closing.

7.1.6. Additional Shares. The Additional Shares shall have been validly issued to Ventures.

7.1.7. Amended Articles. Ventures shall, at its sole cost and expense, have filed Amended Articles of Incorporation for MLTC in order to (i) reflect the authorized shares in accordance with Section 5.4, above; and, (ii) change the name of MLTC to GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY.

7.1.8. Form 10-K. Ventures shall ensure that MLTC has filed with the SEC its Form 10-K for the period ended 31 December 2018.

7.2 Conditions to Obligations of Ventures. Unless otherwise waived, in whole or in part, in writing by Ventures, the obligations of Ventures to effect the consummation of the transactions contemplated hereunder, and in the other agreements referred to herein, shall be subject to the satisfaction at the Closing of each of the following conditions:

7.2.1. Representations and Warranties of Rao to be True. The representations and warranties of Rao contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be true and correct in all material respects on the Closing with the same force and effect as though made at such time. Rao shall have performed all

obligations and complied with all covenants required by this Agreement, and the other agreements referred to herein, to be performed or complied with by it prior to the Closing.

7.2.2. **Payment of Purchase Price**. Rao shall have paid the Purchase Price as provided for herein.

VIII
CONDUCT OF MLTC's BUSINESS PRIOR TO CLOSING

Ventures hereby covenants, agrees, represents, and warrants to Rao that, except as otherwise consented to in writing by Rao, pending the Closing:

(a) MLTC will carry on its business in a good and diligent manner consistent with prior business, and will use its best efforts to preserve its business organization intact, and to keep available the services of all of its present employees, agents, and representatives.

(b) No change will be made in the authorized or issued capital stock of MLTC, nor shall any rights, warrants, or options relating thereto be issued, other than to satisfy the requirements of Sections 5.4 and 7.1.7., above.

(c) No dividend or other distribution will be declared, set aside, or paid on or in respect of the common capital stock of MLTC, nor will MLTC directly redeem, retire, purchase, or otherwise reacquire any of its stock.

(d) MLTC will not sell or otherwise dispose of the Assets or any other properties or assets, purchase or otherwise acquire any properties or assets, incur any liabilities or enter into any transactions, except in the ordinary course of business.

(e) From and after the execution of this Agreement, MLTC will permit Rao and his duly authorized agents to have reasonable access to the offices, properties, Assets, books, and records of MLTC for the purpose of investigating the business and examining the records of MLTC, verifying the representations made in this Agreement and the performance of the conditions set forth in this Agreement.

IX
INDEMNIFICATION

9.1 **Indemnification by Ventures**. Ventures hereby covenants and agrees that notwithstanding any investigation made at any time by or on behalf of Rao or any information Rao may have and regardless of the Closing of the purchase of the Purchased Shares hereunder, Ventures shall indemnify Rao and his affiliates, successors, and assigns (each individually referred to herein as a "Rao Indemnified Party") and hold each harmless from, against and in respect of any and all costs (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of legal counsel) losses, claims, liabilities, fines, penalties, damages, demands, judgments, debts, obligations, causes of action and expenses (cumulatively referred to as the "Indemnified Claims") arising by reason of or in connection with any of the following:

(a) Any material breach of, or any material inaccuracy in, any of the representations, warranties, covenants or agreements made by Ventures in this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, any of the Transaction Documents, or any certificate, instrument or writing delivered in connection therewith;

(b) Any attempt (whether or not successful) by any person to cause or require a Rao Indemnified Party to pay or discharge any debt, obligation, liability or commitment of Ventures or MLTC that was known by Ventures at the Closing, other than the Assumed Liabilities;

(c) Any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 9.1. However, Ventures shall not be obligated to indemnify a Rao Indemnified Party and hold it harmless under this Section 9.1 with respect to any settlement of a claim to which Ventures has not consented, which consent shall not unreasonably be withheld;

(d) Any tax liabilities, and all interest, penalties, assessments and all other Indemnified Claims in respect thereof, arising out of the business of MLTC for any period prior to the Closing, to the extent know by Ventures at the Closing; and

(e) Any and all Indemnified Claims arising by reason of or in connection with any act or omission pursuant to, or in breach of this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, any of the Transaction Documents, or any certificate, instrument or writing delivered in connection therewith, by Ventures.

9.2 **Indemnification by Rao**. Rao hereby covenants and agrees that notwithstanding any investigation made at any time by or on behalf of Ventures or any information Ventures may have and regardless of the Closing of the purchase of the Purchased Shares hereunder, Rao shall jointly and severally indemnify Ventures and its members, managers, officers, and their respective affiliates, successors, and assigns (each individually referred to herein as a "Ventures Indemnified Party") and hold each harmless from, against and in respect of Indemnified Claims arising by reason of or in connection with any of the following:

(a) Any and all Indemnified Claims against a Ventures Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise attributable to any event occurring after the Closing (whether known or unknown to Ventures, or Rao), relating to MLTC from and after the Closing, except if (i) such liability results from or arises in connection with the breach of any of the representations, warranties, covenants or agreements made by Ventures in this Agreement, any other agreement referred to herein, any Schedule or Exhibit hereto, any of the Transaction Documents, or any certificate, instrument or writing delivered in connection herewith or therewith, or (ii) such liability is included under Section 9.1, above;

(b) Any material breach of, or any material inaccuracy in, any of the representations, warranties, covenants or agreements made by Rao in this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, any of the Transaction Documents, or any certificate, instrument or writing delivered in connection therewith;

(c) Any attempt (whether or not successful) by any person to cause or require a Ventures Indemnified Party to pay or discharge any debt, obligation, liability or commitment of Rao; and

(d) Any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 9.2. However, Rao shall not be obligated to indemnify a Ventures Indemnified Party and hold it harmless under this Section 9.2 with respect to any settlement of a claim to which Rao have not consented, which consent shall not unreasonably be withheld.

9.3 **Right to Defend**. If the facts giving rise to any claim for indemnification under this Article IX shall involve any actual claim or demand by any third person against a Rao Indemnified Party or a Ventures Indemnified Party (cumulatively referred to hereinafter as an "Indemnified Party"), the indemnifying party shall be entitled to notice of and entitled to (without prejudice to the right of any Indemnified Party to participate at its own expense with counsel if its own choosing) defend or prosecute such claim at its own expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the time by which the interests of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice. However, if the defendants in any action shall include both the indemnifying party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the

indemnifying party. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying party pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article IX, for all costs and expenses incurred by it in connection therewith.

X
CLOSING DATE AND TRANSFER DATE

10.1 **Closing Date**. The closing of the transactions contemplated under this Agreement (the "Closing") and the transfer of the Purchased Shares by Ventures to Rao shall have taken place on a date mutually selected by the Parties, at such place as the Parties may agree. The date on which the Closing occurs is also referred to herein as the "Closing Date".

10.2 **Obligations of Ventures**. At the Closing, Ventures shall deliver or cause to be delivered to Rao:

(a) Confirmation from the Transfer Agent that the Purchased Shares, duly endorsed for transfer, free and clear of all liens and encumbrances, dated as of the Closing, have been issued in book entry format in accordance with Section 3.3, above;

(b) Executed Transaction Documents; and

(c) Any governmental and third party consents, approvals, assurances or UCC-2 termination statements necessary for the consummation of the transactions contemplated by this Agreement or as may be required to permit Ventures to deliver the Purchased Shares free and clear of any and all liens, claims, encumbrances or restrictions.

10.3 **Obligations of Rao**. At the Closing, Rao shall deliver or cause to be delivered to Ventures:

(a) Funds, by wire transfer, in the amount of Purchase Price; and

(b) Executed Transaction Documents.

XI
POST-CLOSING COVENANTS

11.1 **Books and Records**. Ventures shall deliver, at Closing or as soon as possible after Closing, to Rao all books and records of Ventures in the possession or within the control of Ventures, and which are reasonably related to MLTC and the rights and obligations of Rao hereunder.

11.2 **Reasonable Assistance**. Ventures shall use and exercise its best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth transition and conversion of the transfer of the Purchased Shares to Rao.

11.3 **Survival of Representations**. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of two (2) years.

11.4 **Brokers**. Each Party represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder's fee or other commission. Each Party agrees to indemnify and hold harmless the other Parties with respect to any claim for any brokerage or finder's fee or other commission.

11.5 **Transaction Documents**. Concurrent with the execution hereof, the Parties shall execute a number of additional agreements (such as, without limitation election of new directors and the resignation of all directors and

officers immediately prior to the Closing). The foregoing documents, together with this Agreement and any other agreements attached hereto as Exhibits, will be referred to herein as the "Transaction Documents".

11.6 **Expenses**. All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by the Party incurring said expense.

11.7 **Early Termination**. This Agreement shall terminate upon:

(a) The mutual agreement of Rao and Ventures, provided, however, that such termination is set forth in a writing executed by said Parties; or

(b) By either Rao or Ventures, in a writing, if the Closing does not occur on or prior to 21 February 2019, other than by reason of a breach of a duty or an obligation hereunder of the Party electing to terminate this Agreement. In the event of such termination, no Party shall have any obligation or liability to any other in respect to this Agreement, except for any breach of contract occurring prior to such termination.

11.8 **Taxes**. Ventures shall remain liable for the filing of all tax returns and reports and for the payment of all federal, state, and local taxes of MLTC for any period ending on or prior to the Closing Date. Ventures shall remain so liable for the payment of all of his taxes attributable to or relating to the consummation of the transactions contemplated herein, and shall indemnify and hold Rao and MLTC harmless from and against all liability in connection therewith.

XII
NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be effected pursuant to Section 13.17, below, to the addresses provided on Exhibit XII, attached hereto and incorporated herein by reference.

XIII
ADDITIONAL PROVISIONS

13.1 **Executed Counterparts**. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

13.2 **Entire Agreement**. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

13.3 **Severability**. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

13.4 **Governing Law**. This Agreement shall be governed by the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the courts of Clark County, Nevada, shall be the sole jurisdiction and venue for the bringing of such action.

13.5 **Enforcement**. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

13.6 **Waiver**. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

13.7 **Recovery of Fees by Prevailing Party**. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys' fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys' fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.8 **Recitals**. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

13.9 **Amendment**. This Agreement may be amended or modified only by a writing signed by all Parties.

13.10 **Successors and Assigns**. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

13.11 **Assignability**. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

13.12 **No Third Party Beneficiaries**. This Agreement has been entered into solely by and between Ventures and Rao, solely for their benefit. There is no intent by either Party to create or establish a third party beneficiary to this Agreement, and no such third party shall have any right to enforce any right, claim, or cause of action created or established under this Agreement.

13.13 **Time**. All Parties agree that time is of the essence as to this Agreement.

13.14 **Provision Not Construed Against Party Drafting Agreement**. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

13.15 **Agreement Provisions, Exhibits, and Schedules**. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless

otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

13.16 **Further Assurances**. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 13.16.

13.17 **Notices**.

13.17.1. **Method and Delivery**. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

13.17.2. **Consent to Electronic Transmission**. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, "Electronic Transmission" means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

13.17.3. **Address Changes**. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 13.17.

13.18 **Disputes**. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

13.19 **Best Efforts**. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 13.19 shall not include any obligation to incur substantial expense or liability.

13.20 **Definitional Provisions**. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States Dollars; (vi) the term "including" is not limiting and means "including without limitation"; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

XIV
EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

VENTURES:

CUSTODIAN VENTURES LLC,
a Wyoming limited liability company

BY: David Lazar

NAME: David Lazar

TITLE: CEO

DATED: 2/27/19

RAO:

饶志成

ZHICHENG RAO

DATED: February 12, 2019

1.1/sm/gb/Fuquan/MLTC/Acquisition/StockPurchAgr

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit

SCHEDULES

Schedule